AMENDMENT NO. 4

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

This Amendment is made as of May 13, 2008 to the Combined Investment Advisory Agreement among Munder Series Trust (“MST”), on behalf of each of its series, Munder Series Trust II (“MST II”), on behalf of each of its series, and Munder Capital Management (“Advisor”), a Delaware general partnership.

WHEREAS, The Munder @Vantage Fund (“@Vantage”) was liquidated on December 13, 2007;

WHEREAS, on May 13, 2008, the Board of Trustees of MST ratified and approved the creation of a new Fund (Munder Multi-Cap Growth Fund) and approved the fees payable b such Fund to MCM for investment advisory services; and

WHEREAS, on May 13, 2008, the Board of Trustees of MST approved a breakpoint in the advisory fee structure for the Munder Mid-Cap Core Growth Fund;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby replaced with the attached Schedule A effective as of May 13, 20008.

2.	Schedule B to the Agreement is hereby replaced with the attached Schedule B effective as of May 13, 20008.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II

By:	/s/ Stephen J. Shenkenberg
Stephen J. Shenkenberg
Vice President, Secretary & CCO

MUNDER CAPITAL MANAGEMENT

By:	/s/ Peter K. Hoglund
Peter K. Hoglund
Managing Director, Chief Administrative Officer

SCHEDULE A

As of May 13, 2008

Munder Series Trust

Institutional Money Market Fund

Liquidity Money Market Fund

Munder Asset Allocation Fund – Balanced

Munder Bond Fund

Munder Cash Investment Fund

Munder Energy Fund

Munder Index 500 Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder International Fund-Core Equity

Munder International Small-Mid Cap Fund

Munder Internet Fund

Munder Large-Cap Core Growth Fund

Munder Large-Cap Value Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Multi-Cap Growth Fund

Munder Real Estate Equity Investment Fund

Munder S&P MidCap Index Equity Fund

Munder S&P SmallCap Index Equity Fund

Munder Small-Cap Value Fund

Munder Small-Mid Cap Fund

Munder Small-Mid Cap 130/30 Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder Technology Fund

Munder Series Trust II

Munder Healthcare Fund

A-1

SCHEDULE B

As of May 13, 2008

Annual Fees (as a Percentage of Daily Net Assets)
Institutional Money Market Fund	0.20%

Liquidity Money Market Fund	0.20%

Munder Asset Allocation Fund - Balanced	0.65%

Munder Bond Fund	0.50% of the first $300 million of average daily net assets; and 0.45% of average daily net assets in excess of $300 million

Munder Cash Investment Fund	0.35%

Munder Energy Fund	0.75%

Munder Healthcare Fund	1.00% of the first $100 million of average daily net assets; 0.90% of the next $100 million; 0.85% of the next $50 million; and 0.75% of average daily net assets in excess of $250 million

Munder Index 500 Fund	0.20% of the first $250 million of average daily net assets; 0.12% of the next $250 million; and 0.07% of average daily net assets in excess of $500 million

Munder Intermediate Bond Fund	0.50% of the first $300 million of average daily net assets; and 0.45% of average daily net assets in excess of $300 million

Munder International Bond Fund	0.50%

Munder International Equity Fund	0.75%

Munder International Fund - Core Equity	0.80% on the first $1 billion of average daily net assets; and 0.75% of the average daily net assets in excess of $1 billion

B-1

Annual Fees (as a Percentage of Daily Net Assets)
Munder International Small-Mid Cap Fund	0.95% on the first $1 billion of average daily net assets; and 0.90% of the average daily net assets in excess of $1 billion

Munder Internet Fund	1.00% of the first $1 billion of average daily net assets; and 0.85% of average daily net assets in excess of $1 billion

Munder Large-Cap Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of the next $1 billion; and 0.70% of average daily net assets in excess of $2 billion

Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million

Munder Micro-Cap Equity Fund	1.00%

Munder Mid-Cap Core Growth Fund	0.75% of the first $6 billion of average daily net assets, 0.70% on the next $2 billion, and 0.65% on average daily net assets exceeding $8 billion

Munder Mid-Cap Value Fund	0.75%

Munder Multi-Cap Growth Fund	0.75%

Munder Real Estate Equity Investment Fund	0.74%

Munder S&P MidCap Index Equity Fund	0.15%

Munder S&P SmallCap Index Equity Fund	0.15%

Munder Small-Cap Value Fund	0.75%

Munder Small-Mid Cap Fund	0.75%

Munder Small-Mid Cap 130/30 Fund	1.00% on the first $1 billion of average daily net assets; and 0.95% of the average daily net assets in excess of $1 billion

Munder Tax-Free Money Market Fund	0.35%

B-2

Annual Fees (as a Percentage of Daily Net Assets)
Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million

Munder Technology Fund	1.00% of the first $300 million of average daily net assets; 0.90% of the next $700 million; and 0.80% of average daily net assets in excess of $1 billion

B-3